10f-3 Transaction Report

Public offering for which affiliate is a member of underwriting or selling syndicate

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  Trade           Settlement            Security                   Ticker       Deal      # Shares                  Size of
  Date              Date                  Name                     Symbol       Type      Purchased     Price     Offering (Shares)
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6/20/02           6/26/02         CTI Molecular Imaging             CTMI         IPO         200        $17.00      10,000,000
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All Underwriting Members                    Fidelity Affiliated Underwriter           Security Purchased From
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CS First Boston Corp                        Fidelity Capital Markets                  CS First Boston Corp
US Bancorp Piper Jaffray Inc.
Bear Stearns & Co. Inc.
Banc of America Securities LLC
First Union Securities Inc.
Adams Harkness & Hill Inc.
CIBC World Markets Corp
Deutsche Bank Securities, Inc.
Fidelity Capital Markets
Invemed Assoc Inc.
Dain Rauscher Inc.
SG Cowen Securities Corp.
Suntrust Capital Markets Inc.
Thomas Weisel Partners LLC

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